UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 9, 2007

GUESS?, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-11893	95-3679695
(Commission File Number)	(IRS Employer Identification No.)

1444 S. Alameda Street Los Angeles, California 90021

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (213) 765-3100

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 9, 2007, the Compensation Committee (the “Committee”) of the Board of Directors of Guess?, Inc. (the “Company”) approved certain changes to the Company’s compensation arrangements with Carlos Alberini, President and Chief Operating Officer, to be reflected in an Amended and Restated Employment Agreement with Mr. Alberini.  The primary changes approved by the Committee are to:

•                  extend the term of Mr. Alberini’s Employment Agreement through the end of the Company’s 2012 fiscal year;

•                  increase his rate of base salary from $550,000 to $800,000 per year; and

•                  provide for an employment inducement award of 150,000 shares of restricted Company stock with performance-based vesting over a four and one-half year term.

In addition, because Mr. Alberini’s current annual cash and equity incentive opportunities are expressed as a percentage of his base salary, the increase in base salary results in a corresponding increase to the potential value of such percentage-based awards if the applicable performance goals are achieved.

The grant of 150,000 shares of restricted Company stock is eligible to become vested at a rate of 20% over each of five periods consisting of the second half of the Company’s current fiscal year (August 5, 2007 through February 2, 2008) and the following four whole fiscal years of the Company, based on the achievement of targeted earnings per share growth during the performance period or, in the event that the targeted earnings per share growth is not achieved for any such fiscal period, if the cumulative compounded average earnings per share growth exceeds a targeted level of cumulative compounded earnings per share growth for any subsequent fiscal year during the performance period.  For each of the first three fiscal periods, the annual target is growth in earnings per share of 15% or more as compared to the immediately preceding corresponding fiscal period and the cumulative target is a 15% rate of cumulative compounded average earnings per share growth.  The annual and cumulative targets for the fourth and fifth fiscal periods will be set at a rate of earnings per share growth determined by the Committee no later than the end of the first quarter of each such fiscal year. The restricted stock will become fully vested upon a “change in control” or as a result of a termination by the Company without “cause” or by the executive for “good reason.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 13, 2007	GUESS?, INC.

	By:	/s/ Maurice Marciano
Maurice Marciano
Chairman of the Board